UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2007
VICTORY RENEWABLE FUELS, LLC
(Exact name of small business issuer as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	333-134257 (Commission File Number)	20-2697625 (I.R.S. Employer Identification No.)
303 Hoogie Street
Lester, Iowa 51242
(Address of principal executive offices)
(877) 200-0340
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Extension of Option to Purchase and Memorandum of Extension of Option to Purchase
On June 25, 2007 we executed an Extension of Option to Purchase and Memorandum of Extension of Option to Purchase with Thadd D. Knoblock, Wendy S. Knoblock, Trent L. Knoblock, Heather M. Knoblock, Troy J. Knoblock, Donna M. Knoblock, Travis R. Knoblock and Kathy S. Knoblock (together “the Knoblocks”), for the purchase of approximately 32 acres of property located in Lyon County, Iowa. The term of the original Option to Purchase was originally set to expire on December 31, 2006. However, this date has been extended to January 1, 2008 through the execution of this Extension. All other terms of the original Option to Purchase remain the same.
Amendment to the Agreement for Pre-Construction Services between Victory Renewable Fuels, LLC and Renewable Construction and Technology Group, LLC
On June 25, 2007 we entered into an Amendment to the Agreement for Pre-Construction Services between Victory Renewable Fuels, LLC and Renewable Construction and Technology Group, LLC (the “Amendment”). The purpose of the Amendment is only to amend Section 2 of the original agreement executed on March 31, 2007 (“Original Agreement”) to extend the deadline due under said agreement for the down payment from May 31, 2007 to August 31, 2007. All other terms of the Original Agreement remain the same.
Item 9.01 Financial Statements and Exhibits
(a)     None.
(b)     None.
(c)     None.
(d)     Exhibit No.     Description
99.1	Extension of Option to Purchase.

99.2	Memorandum of Extension of Option to Purchase.

99.3	Amendment to the Agreement for Pre-Construction Services between Victory Renewable Fuels, LLC and Renewable Construction and Technology Group, LLC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY RENEWABLE FUELS, LLC

June 27, 2007	/s/ Allen L. Blauwet

Date	Allen L. Blauwet, Chairman, President, Director

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Extension of Option to Purchase.

99.2	Memorandum of Extension of Option to Purchase.

99.3	Amendment to the Agreement for Pre-Construction Services between Victory Renewable Fuels, LLC and Renewable Construction and Technology Group, LLC.